Exhibit 99.1
CyrusOne Announces New Strategic Partnership with GDS
Commercial Agreement Provides Cross-Selling Opportunities and Expands Global Presence; $100 Million Investment in GDS to Fund Development to Meet Strong Demand Across Chinese Markets
DALLAS--(BUSINESS WIRE)--CyrusOne Inc. (“CyrusOne”) (NASDAQ: CONE), a premier global data center REIT, today announced the formation of a new strategic partnership with the execution of a commercial agreement with GDS Holdings Limited (“GDS”) (NASDAQ: GDS), a leading developer and operator of high-performance, large-scale data centers in China. With this new partnership, CyrusOne and GDS will work together to market and sell data center space and related services in both the United States and China, the two biggest economies in the world, with each already having a significant concentration of hyperscale companies.
In addition, CyrusOne will purchase newly issued unregistered ordinary shares equivalent to 8.0 million American depository shares (“ADS”) at a price per ordinary share equivalent to $12.45 per ADS, a 4% discount to the most recent closing price, for a total investment of $100 million. Each ADS is equivalent to eight ordinary shares. GDS intends to use the proceeds to fund development projects across key markets to provide capacity to sustain its strong sales momentum. These projects are expected to generate attractive development yields that meet or exceed CyrusOne’s mid-teens target. CyrusOne president and chief executive officer Gary Wojtaszek will join the GDS Board of Directors.
“This strategic partnership provides a compelling value proposition for both companies’ customer bases as the enhanced collective capabilities of CyrusOne and GDS will enable them to meet their data center resource needs in the world’s two largest centers of economic activity,” said Wojtaszek. “We are excited about our investment in GDS and this partnership between two of the fastest-growing data center companies and recognized leaders in serving the hyperscale and enterprise markets in the United States and China.”
“Both GDS and CyrusOne are committed to providing comprehensive solutions to global cloud and enterprise companies, and we believe that together we can offer better outcomes for our nearly 1,500 combined customers,” said William Huang, chairman and chief executive officer of GDS. “The investment by CyrusOne is a meaningful source of capital to fund development projects and offer timely, customized deployments for our customers as they capitalize on accelerating growth opportunities. We believe that this strategic relationship will enable both companies to meet strong market demand and generate attractive returns for our shareholders.”
GDS Overview
GDS has developed and operated high-performance, large-scale data centers for 16 years and is the market leader in China. The company has 17 self-developed carrier-neutral data centers in service and under construction totaling 1.2 million colocation square feet strategically located in China’s primary economic centers, including Beijing, Shanghai, Shenzhen, Guangzhou, and Chengdu. GDS has more than 450 customers, including Alibaba Group, Tencent and Baidu (collectively “BAT”), three of the largest internet and cloud service providers in China. The company generated revenue of approximately $50 million and Adjusted EBITDA of approximately $15 million in the second quarter of 2017. Revenue and Adjusted EBITDA grew 42% and 112%, respectively, on a local currency (RMB) basis in the second quarter of 2017 compared to the same period in 2016. The GDS backlog as of the end of the second quarter totaled approximately $163 million in annualized revenue, equivalent to more than 80% of second quarter 2017 annualized GAAP revenue.
Transaction Highlights
The transaction is expected to provide several key benefits to CyrusOne, including the following:

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Access to More than 450 GDS Customers, Including Key Hyperscale Companies: CyrusOne will coordinate with GDS to market our data centers and related services to more than 450 GDS customers. Among these customers, large internet companies and cloud service providers represent approximately 75% of GDS’s contracted space and a similar proportion of expected new demand in China. The GDS customer base includes the largest hyperscale companies in China, including BAT, with Alibaba Group and Tencent having recently signed strategic partnership agreements with GDS recognizing the company as their preferred data center provider. BAT and other Chinese technology companies are investing billions of dollars in the United States, and CyrusOne’s ability to deliver significant capacity in a cost-effective and time-sensitive manner provides an attractive alternative for these companies as they expand into and within the country.

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Enhanced Geographic Reach: Strong and growing demand is driving hyperscale companies and enterprises to expand globally, and CyrusOne’s partnership with China’s leading data center provider having unique local expertise provides our customers with an easy solution customized to meet their needs. Our expanded data center platform provides access to the most important markets in the world’s two largest economies.

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Collaborative Knowledge Sharing: CyrusOne and GDS will share knowledge developed over more than 30 years of combined experience building and operating data centers. The companies will exchange best practices around sales and marketing, data center design and construction, supply chain management, customer relationship management, and operations. This will allow them to leverage each other’s core competencies to deliver a compelling, differentiated data center solution.

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Capital to Fund Development Projects Expected to Generate Attractive Returns: The cloud market in China is still in an early stage but growing fast, and GDS is experiencing very strong demand from existing and new customers. The investment by CyrusOne in GDS will fund construction of data centers to provide more capacity for further expansion to meet this demand. These projects are expected to generate attractive development yields that meet or exceed CyrusOne’s mid-teens target.

Financial and Legal Advisors
J.P. Morgan acted as financial advisor to CyrusOne and Sullivan & Cromwell LLP served as legal counsel, and RBC Capital Markets acted as financial advisor and sole placement agent to GDS in connection with the $100 million private placement of equity. Simpson Thacher & Bartlett LLP served as legal counsel to GDS.
Joint Conference Call Details
CyrusOne and GDS will host a joint conference call on October 18, 2017, at 9:00 AM Eastern Time (8:00 AM Central Time) to discuss the transaction. A live webcast of the conference call will be available under the “Company” tab in the “Investors / Events and Presentations” section of the Company's website at http://investor.cyrusone.com/events.cfm. The U.S. conference call dial-in number is 1-844-492-3731, and the international dial-in number is 1-412-542-4121. A replay will be available one hour after the conclusion of the call on October 18, 2017, through November 1, 2017. The U.S. toll-free replay dial-in number is 1-877-344-7529 and the international replay dial-in number is 1-412-317-0088. The replay access code is 10113452.
Safe Harbor
This release contains forward-looking statements regarding future events and future results that are subject to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, are statements that could be deemed forward-looking statements. These statements are based on current expectations, estimates, forecasts, and projections about the industries in which we operate and the beliefs and assumptions of our management. Words such as "expects," "anticipates," "predicts," "projects," "intends," "plans," "believes," "seeks," "estimates," "continues," "endeavors," "strives," "may," variations of such words and similar expressions are intended to identify such forward-looking statements. In addition, any statements that refer to the transaction with GDS and the expected benefits and results of the transaction and the commercial agreement, projections of our future financial performance, our anticipated growth and trends in our businesses, and other characterizations of future events or circumstances are forward-looking statements. Readers are cautioned these forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties, which could cause our actual results to differ materially and adversely from those reflected in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in this release and those discussed in other documents we file with the Securities and Exchange Commission (SEC). More information on potential risks and uncertainties is available in our recent filings with the SEC, including CyrusOne's Form 10-K report, Form 10-Q reports, and Form 8-K reports. Actual results may differ materially and adversely from those expressed in any forward-looking statements. Forward-looking statements speak only as of the date first made. We undertake no obligation to revise or update any forward-looking statements for any reason.
About CyrusOne
CyrusOne (NASDAQ: CONE) is a high-growth real estate investment trust (REIT) specializing in highly reliable enterprise-class, carrier-neutral data center properties. The Company provides mission-critical data center facilities that protect and ensure the continued operation of IT infrastructure for nearly 1,000 customers, including 190 Fortune 1000 companies.
CyrusOne's data center offerings provide the flexibility, reliability, and security that enterprise and cloud customers require and are delivered through a tailored, customer service-focused platform designed to foster long-term relationships. CyrusOne is committed to full transparency in communication, management, and service delivery throughout its 40 data centers worldwide. Additional information about CyrusOne can be found at www.CyrusOne.com.
For investor and media inquiries, please contact:

Investors	Michael Schafer Vice President, Capital Markets & Investor Relations 972-350-0060 investorrelations@cyrusone.com

Media	David Baum 646-428-0620 cyrusone@allisonpr.com